SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, DC  20549




                                     FORM 8-K/A

                                  CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)        AUGUST 29, 1997


                              BPC Holding Corporation
                  (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware                         33-75706-01                       35-1814673
(STATE OR OTHER JURISDICTION     (COMMISSION                     (IRS EMPLOYER
 OF INCORPORATION)                FILE NUMBER)               IDENTIFICATION NO.)

101 Oakley Street
Evansville, Indiana                                                47710
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)



Registrant's telephone number, including area code        (812) 424-2904




      (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

AMENDMENT NO. 1


The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, Date of Report August 29, 1997, and filed September 15, 1997, as set forth in the pages attached hereto:

      ITEM 7 (A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

      Audited Consolidated Financial Statements of Venture Packaging, Inc. for
         the years ended September 30, 1996 and 1995:
           Independent Auditors' Report of Deloitte & Touche LLP
           Consolidated Balance Sheets
           Consolidated Statements of Operations and Retained Earnings Consolidated Statements of Cash Flows
           Notes to Consolidated Financial Statements

      Unaudited Consolidated Financial Statements of Venture Packaging, Inc. as of August 29, 1997 and for the period from October 1, 1996 to August 29, 1997:
           Consolidated Balance Sheet
           Consolidated Statement of Operations and Retained Earnings Consolidated Statement of Cash Flows
           Note to Consolidated Financial Statements

      ITEM 7 (B) PRO FORMA FINANCIAL INFORMATION

      Pro Forma Unaudited Condensed Consolidated Financial Statements of BPC
         Holding Corporation:
           Pro Forma Unaudited Condensed Consolidated Balance Sheet as of June
             28, 1997
           Notes to Pro Forma Unaudited Condensed Consolidated Balance Sheet as
             of June 28, 1997
           Pro Forma Unaudited Condensed Consolidated Statement of Operations
             for the year ended December 28, 1996
           Notes to Pro Forma Unaudited Condensed Consolidated Statement of
             Operations for the year ended December 28, 1996
           Pro Forma Unaudited Condensed Consolidated Statement of Operations
             for the six months ended June 28, 1997
           Notes to Pro Forma Unaudited Condensed Consolidated Statement of
             Operations for the six months ended June 28, 1997

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                           BPC HOLDING CORPORATION


                           By:   /S/ JAMES M. KRATOCHVIL
James M. Kratochvil
Vice President, Chief Financial Officer and Secretary





Dated:  November 14, 1997

VENTURE PACKAGING, INC.


Consolidated Financial Statements
for the Years Ended
SEPTEMBER 30, 1996 AND 1995
AND INDEPENDENT AUDITORS' REPORT
INDEPENDENT AUDITORS' REPORT


To the Shareholders and Board of Directors
Venture Packaging, Inc.
Monroeville, Ohio

We have audited the accompanying consolidated balance sheets of Venture Packaging, Inc. as of September 30, 1996 and 1995, and the related consolidated statements of operations and retained earnings, and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at September 30, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                /S/ DELOITTE & TOUCHE LLP

Cleveland, Ohio
November 18, 1996

VENTURE PACKAGING, INC.

CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 1996 AND 1995
----------------------------

ASSETS                                                1996                       1995
                                                  -------------              -------------
CURRENT ASSETS:
  Cash                                            $    567,404               $    184,317
  Receivables - net                                  4,654,981                  5,468,229
  Inventories                                        8,693,353                  6,613,464
  Deferred income taxes                                147,777                    159,208
  Other current assets                                 316,377                    619,595
                                                  -------------              -------------
  Total current assets                              14,379,892                 13,044,813
                                                  -------------              -------------

PROPERTY:
  Land and improvements                              2,106,242                  2,043,868
  Buildings and improvements                         5,301,226                  5,273,751
  Machinery and equipment                           39,115,191                 36,477,193
  Office furniture and fixtures                      1,391,506                  1,183,548
  Vehicles                                             325,202                    331,461
                                                  -------------              -------------
  Total                                             48,239,367                 45,309,821
  Less accumulated depreciation                    (27,990,408)               (24,852,783)
                                                  -------------              -------------
  Property - net                                    20,248,959                 20,457,038
                                                  -------------              -------------

RESTRICTED INVESTMENTS                               1,244,996                  2,223,603

DEPOSTIS AND OTHER ASSETS                              505,042                    619,720
                                                  -------------              -------------
TOTAL                                              $36,378,889                $36,345,174
                                                  =============              =============

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term debt                                   $8,955,400                 $6,801,552
  Current portion of long-term debt                    892,148                    892,148
  Trade accounts payable                             2,902,476                  3,064,472
  Accrued liabilities                                  868,103                  1,189,192
                                                  -------------              -------------
    Total current liabilities                       13,618,127                 11,947,364

LONG-TERM DEBT, LESS CURRENT PORTION                10,384,278                 11,332,852

DEFERRED INCOME TAXES                                2,126,654                  1,843,734

DEFERRED REVENUE                                       822,468                    875,000
                                                  -------------              -------------
     Total liabilities                              26,951,527                 25,998,950

SHAREHOLDERS' EQUITY:
  Capital stock, stated value $100 per share:
     authorized - 1,000 shares;
     issued and outstanding - 227.715
     and 227.965 shares,respectively                    22,772                     22,797
  Additional paid-in capital                            10,521                     10,616
  Retained earnings                                  9,394,069                 10,312,811
                                                  -------------              -------------
     Total shareholders' equity                      9,427,362                 10,346,224
                                                  -------------              -------------
TOTAL                                              $36,378,889                $36,345,174
                                                  =============              =============

See notes to consolidated financial statements.

VENTURE PACKAGING, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
YEARS ENDED SEPTEMBER 30, 1996 AND 1995
------------------------------------------------------------

                                                        1996                       1995
                                                  -------------              -------------
REVENUES:
  Net sales                                        $42,262,349                $41,800,788
  Other                                                944,579                    861,155
                                                  -------------              -------------
    Total revenues                                  43,206,928                 42,661,943
COST AND EXPENSES:
  Cost of sales                                     37,747,768                 36,108,439
  Selling, general and administrative                5,509,215                  4,931,505
  Interest                                           1,244,576                    849,945
                                                  -------------              -------------
    Total cost and expenses                         44,501,559                 41,889,889
                                                  -------------              -------------
INCOME (LOSS) BEFORE INCOME TAXES                   (1,294,631)                   772,054
                                                  -------------              -------------

PROVISION (BENEFIT) FOR INCOME TAXES:
  Federal                                             (447,619)                   210,398
  State and local                                       31,600                     83,616
                                                  -------------              -------------
    Total provision (benefit) for income taxes        (416,019)                   294,014
NET INCOME (LOSS)                                     (878,612)                   478,040

CASH DIVIDENDS                                         (22,797)                   (22,846)

CAPITAL STOCK PURCHASED AND RETIRED                    (17,333)                   (33,169)

RETAINED EARNINGS, BEGINNING OF YEAR                10,312,811                  9,890,786
                                                  -------------              -------------
RETAINED EARNINGS, END OF YEAR                     $ 9,394,069                $10,312,811
                                                  =============              =============
NET INCOME (LOSS) PER SHARE                        $    (3,857)               $     2,096
                                                  =============              =============

See notes to consolidated financial statements.

VENTURE PACKAGING, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED SEPTEMBER 30, 1996 AND 1995
----------------------------------------

                                                        1996                       1995
                                                  -------------              -------------
OPERATING ACTIVITIES:
 Net income (loss)                                 $  (878,612)               $   478,040
 Adjustments to reconcile net income (loss)
  to net cash provided from operating activities:
  Depreciation                                       3,168,730                  2,545,363
  Deferred income taxes                                294,351                    392,933
  Loss on sale of machinery and equipment               31,541
  Change in operating assets and liabilities:
    Receivables                                        813,248                 (1,515,871)
    Inventories                                     (2,079,889)                (1,522,459)
    Other assets                                       311,590                   (604,354)
    Trade accounts payable                            (161,996)                 1,327,190
    Accrued liabilities                               (321,089)                   148,627
    Deferred revenue                                   (52,532)                   875,000
                                                  -------------              -------------
    Total cash provided by operating activities      1,125,342                  2,124,469
                                                  -------------              -------------

INVESTING ACTIVITIES:
 Capital expenditures                               (2,949,366)               (11,394,621)
 Net proceeds from (purchases of)
   restricted investments                              978,607                 (2,223,603)
 Proceeds from sale of machinery and equipment          42,953
 Other - net                                            20,526                    (20,761)
                                                  -------------              -------------
 Total cash used in investing activities            (1,907,280)               (13,638,985)
                                                  -------------              -------------

FINANCING ACTIVITIES:
 Net borrowings under line of credit agreement       2,153,848                  3,954,585
 Proceeds from long-term debt                                                   8,325,000
 Payments on long-term debt                           (948,574)                  (601,333)
 Dividends paid                                        (22,797)                   (22,846)
 Purchase of capital stock                             (17,452)                   (33,409)
                                                  -------------              -------------
 Total cash provided by financing activities         1,165,025                 11,621,997
                                                  -------------              -------------

NET INCREASE IN CASH                                   383,087                    107,481

CASH, BEGINNING OF YEAR                                184,317                     76,836
                                                  -------------              -------------
CASH, END OF YEAR                                   $  567,404                 $  184,317

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
  Interest                                          $  989,996                 $  741,183
                                                  -------------              -------------
  Income taxes                                      $  155,038                 $  192,889
                                                  -------------              -------------
NONCASH INVESTING AND FINANCING ACTIVITIES:
  Short-term borrowings refinanced as
    long-term debt                                                             $3,900,000
                                                                             -------------

See notes to consolidated financial statements.

VENTURE PACKAGING, INC.


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED SEPTEMBER 30, 1996 AND 1995


1.  BUSINESS DESCRIPTION

    Venture Packaging, Inc. (the "Company"), a Delaware corporation, is a manufacturer of molded plastic products, primarily food storage containers. The Company operates plants located in Monroeville, Ohio and Anderson, South Carolina, and a printing and distribution facility in Chesapeake, Virginia. The Company sells its products to customers nationwide, which operate primarily in food processing industries.

    To better align its corporate structure with its future growth plans, Venture Packaging, Inc., an Ohio corporation, reincorporated in the state of Delaware through an Agreement of Merger and Plan of Reorganization effective October 1, 1995. The objective of the reincorporation was to establish a Delaware holding company with two separate operating subsidiaries for the Midwest and Southeast divisions.

    To accomplish the corporate reorganization, Venture Packaging, Inc., an Ohio corporation, formed the following subsidiaries: Venture Packaging Southeast, Inc., a South Carolina corporation; Venture Packaging Midwest, Inc., an Ohio corporation; and Venture Packaging, Inc., a Delaware corporation. Effective October 1, 1995, substantially all of the Midwest division assets were assigned to Venture Packaging Midwest, Inc., and substantially all of the Southeast division assets were assigned to Venture Packaging Southeast, Inc. Subsequently, Venture Packaging, Inc., the Ohio corporation was merged with and into Venture Packaging, Inc., the Delaware corporation.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CONSOLIDATION - The consolidated financial statements include the accounts of Venture Packaging, Inc. and its wholly-owned subsidiaries Venture Packaging Southeast, Inc. and Venture Packaging Midwest, Inc. All significant intercompany transactions and balances have been eliminated in consolidation.

    ESTIMATES - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    INVENTORIES - Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

    PROPERTY - Property is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred.

    RESTRICTED INVESTMENTS - Restricted investments represent proceeds from Industrial Development Bonds (see Note 5) invested in short-term repurchase agreements, the use of which is restricted to certain capital expenditures and related costs under the terms of the loan agreement.

    DEFERRED REVENUE - Deferred revenue relates to government grant revenues and is being amortized over ten years.

    NET INCOME PER SHARE - Net income per share has been computed by dividing net income by the weighted average number of shares of capital stock outstanding during the period.

3.  RECEIVABLES

    Receivables consist of the following:

                                                           1996                      1995
                                                      -------------              -------------
    Customer accounts                                   $3,626,580                $4,174,511
    Affiliate                                              161,037                    78,915
    Refundable income taxes                                985,364                    415,803
    Government grants                                                                 975,000
    Allowances                                            (118,000)                  (176,000)
                                                      -------------              -------------
    Total                                               $4,654,981                 $5,468,229
                                                      =============              =============

    Sales to the affiliated company totaled approximately $918,000 in fiscal 1996 and $877,000 in fiscal 1995.

4.  INVENTORIES

    Inventories consist of the following:

                                                          1996                       1995
                                                      -------------              -------------
    Raw Materials                                       $2,841,583                 $2,327,719
    Finished product                                     5,545,807                  4,072,232
    Shipping supplies                                      305,963                    213,513
                                                      -------------              -------------
    Total                                               $8,693,353                 $6,613,464
                                                      =============              =============


5.  DEBT

    Short-term debt of $8,955,400 and $6,801,552 at September 30, 1996 and 1995,
    respectively, consists of amounts outstanding under a $10,000,000 line of credit agreement which currently matures December 31, 1996. Interest is payable monthly at a rate which approximates the bank's prime lending rate.

    Long-term debt consists of:

                                                          1996                       1995
                                                      -------------              -------------
    Industrial Development Bonds                        $7,655,000                 $8,325,000
    Bank term loans                                      3,621,426                  3,900,000
                                                      -------------              -------------
    Total long-term debt                                11,276,426                 12,225,000
    Less current maturities                                892,148                    892,148
                                                      -------------              -------------
    Non-current portion                                $10,384,278                $11,332,852
                                                      =============              =============

    The Industrial Development Bonds are to be repaid in semi-annual installments through April 1, 2010 with a final balloon payment of $945,000. Interest is payable quarterly. The bonds have a variable interest rate, which averaged 3.78% and 4.13% during fiscal 1996 and 1995, respectively. The interest rate can not exceed 10%. The Company can make an irrevocable election to convert the interest rate to a fixed rate. The bondholders may redeem the bonds at their option while the bonds bear interest at a variable rate; however, the bonds are classified as non-current due to a remarketing agreement and credit facilities, which permit the Company to extend the payment for several years. The Company also has the option to call the bonds.

    The bank term loans are to be repaid in equal monthly installments of principal plus interest. Interest is payable monthly at the bank's prime lending rate.

    The total aggregate principal payments applicable to all long-term debt at September 30, 1996 is due as follows:


    1997                                              $    892,148
    1998                                                 1,227,148
    1999                                                 1,227,148
    2000                                                 1,227,148
    2001                                                 1,227,148
    Thereafter                                           5,475,686
                                                      -------------
    Total                                              $11,276,426
                                                      =============


    The credit agreements require, among other things, the maintenance of minimum tangible net worth, a maximum debt to tangible net worth ratio, a minimum debt service coverage ratio, and a fixed charge coverage ratio.
    The agreements also limit other secured borrowings and the annual amount of capital expenditures and dividends. The credit agreements are secured by accounts receivable, inventories, and certain equipment, land and buildings.

6.  INCOME TAXES

    The provision (benefit) for income taxes consist of the following:

                                                        1996                      1995
                                                   ------------                ----------
    Current provision (benefit)                      $(710,370)                 $(98,919)
    Deferred provision                                 294,351                   392,933
                                                   ------------                ----------
    Total                                            $(416,019)                 $294,014
                                                   ============                ==========

    A reconciliation between the federal statutory income tax rate and the Company's effective tax rate is as follows:

                                                       1996                        1995
                                                   ------------                ----------
    Statutory tax rate                                (34.0)%                     34.0%
    Effects of:
      State and local income taxes                      1.6                        7.1
      Other                                             0.3                       (3.0)
                                                   ------------                ----------
    Effective tax rate                                (32.1)%                     38.1%
                                                   ============                ==========

    The components of the net deferred income tax liability consist of the following:

                                                            1996                        1995
                                                       -------------              -------------
    Tax depreciation in excess of book                  $(2,262,352)               $(1,943,974)
    Reserves and accruals not currently deductible           82,451                    128,297
    Net operating loss and credit carryforwards             537,156                     95,237
    Other - net                                              13,868                     35,914
    Valuation allowance                                    (350,000)
                                                        -------------              -------------
    Net deferred tax liability                          $(1,978,877)               $(1,684,526)
                                                        -------------              -------------


7.  LEASES

   The Company leases certain equipment and warehouse facilities under operating leases. Certain of the operating leases contain renewal options at the end of the initial lease term. Future minimum rental payments under leases with initial or remaining noncancellable lease terms in excess of one year consisted of the following at September 30, 1996:

    FISCAL YEAR ENDING
      SEPTEMBER 30,                                           AMOUNT
       1997                                               $    716,680
       1998                                                    714,920
       1999                                                    704,139
       2000                                                    587,594
       2001                                                    556,208
       Thereafter                                              554,357
                                                          -------------
       Total                                                $3,833,898
                                                          =============

    Total rent expense under operating leases was approximately $926,000 in fiscal 1996 and $533,000 in fiscal 1995.

8.  FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying value of cash, receivables, restricted investments, deposits, accounts payable, accrued expenses, short term debt and long term debt are reasonable estimates of their fair value. The fair value of the industrial development bonds was measured using a tax free interest rate.

                            VENTURE PACKAGING, INC.

                          CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                                AUGUST 29, 1997


ASSETS
Current assets:
   Cash                                                             $ 656,944
   Receivables, net                                                 4,986,292
   Inventories                                                      9,116,879
   Deferred income taxes                                              336,799
   Other current assets                                               243,677
                                                                 -------------
     Total current assets                                          15,340,591

Property and equipment:
   Land and improvements                                            2,116,443
   Buildings and improvements                                       5,420,296
   Machinery and equipment                                         41,559,038
   Office furniture and fixtures                                    1,456,660
   Vehicles                                                           325,887
                                                                 -------------
                                                                   50,878,324
   Less accumulated depreciation                                  (31,190,092)
                                                                 -------------
     Property, net                                                 19,688,232


Restricted investments                                                805,950


Deposits and other assets                                           1,248,225
                                                                 -------------
                                                                  $37,082,998
                                                                 =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Short-term debt                                               $  7,969,925
   Current portion of long-term debt                                1,640,302
   Trade accounts payable                                           3,412,919
   Accrued liabilities                                              1,103,949
                                                                 -------------
     Total current liabilities                                     14,127,095

Long-term debt, less current portion                               11,423,059

Deferred income taxes                                               2,023,151

Deferred revenue                                                      722,004
                                                                 -------------
   Total liabilities                                               28,295,309

Stockholders' equity:
   Capital stock, $100 stated value per share:
     Authorized:  1,000 shares
     Outstanding:  227.47 shares                                       22,747
   Additional paid-in capital                                          10,426
   Retained earnings                                                8,754,516
                                                                 -------------
     Total stockholders' equity                                     8,787,689
                                                                 -------------
                                                                 $ 37,082,998
                                                                 =============

SEE ACCOMPANYING NOTE.

                            VENTURE PACKAGING, INC.

          CONSOLIDATED STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                                  (UNAUDITED)

            FOR THE PERIOD FROM OCTOBER 1, 1996 TO AUGUST 29, 1997

Revenue:
   Net sales                                                     $ 43,175,443
   Other                                                              859,032
                                                                 -------------
     Total revenues                                                44,034,475
Costs and expenses:
   Cost of sales                                                   38,258,849
   Selling, general and administrative                              5,468,503
   Interest                                                         1,223,401
                                                                 -------------
     Total cost and expenses                                       44,950,753

Loss before income tax benefit                                       (916,278)

Income tax benefit                                                   (292,524)
                                                                 -------------
Net loss                                                             (623,754)

Capital stock purchased and retired                                   (15,799)

Retained earnings, beginning of period                              9,394,069
                                                                 -------------
Retained earnings, end of period                                $   8,754,516
                                                                 =============



SEE ACCOMPANYING NOTE.

                            VENTURE PACKAGING, INC.

                     CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)

            FOR THE PERIOD FROM OCTOBER 1, 1996 TO AUGUST 29, 1997

OPERATING ACTIVITIES
Net loss                                                          $  (623,754)
Adjustments to reconcile net loss to net
 cash provided by operating activities:
   Depreciation                                                     3,247,875
   Loss on sale of machinery and equipment                              4,720
   Deferred income taxes                                             (292,525)
   Changes in operating assets and liabilities:
     Accounts receivable                                             (331,311)
     Inventories                                                     (423,526)
     Other assets                                                    (670,483)
     Trade accounts payable                                           510,443
     Accrued liabilities                                              235,846
     Deferred revenue                                                (100,464)
                                                                 -------------
Net cash provided by operating activities                           1,556,821

INVESTING ACTIVITIES
Capital expenditures                                               (2,713,854)
Net proceeds from restricted investments                              439,046
Proceeds from sale of machinery and equipment                          21,986
                                                                 -------------
Net cash used by investing activities                              (2,252,822)

FINANCING ACTIVITIES
Net payments under line of credit agreement                          (985,475)
Proceeds from long-term debt                                        2,702,000
Payments on long-term debt                                           (915,065)
Purchase of capital stock                                             (15,919)
                                                                 -------------
Net cash provided by financing activities                             785,541
                                                                 -------------
Net increase in cash                                                   89,540
Cash at beginning of period                                           567,404
                                                                 -------------
Cash at end of period                                             $   656,944
                                                                 =============

SEE ACCOMPANYING NOTE.

                            VENTURE PACKAGING, INC.

                   NOTE TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

  AS OF AUGUST 29, 1997 AND FOR THE PERIOD FROM OCTOBER 1, 1996 TO AUGUST 29,
                                     1997



The unaudited consolidated financial statements of Venture Packaging, Inc. as of August 29, 1997 and for the period from October 1, 1996 to August 29, 1997 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the period presented are not necessarily indicative of the results that may be expected for the full fiscal year. These statements should be read in conjunction with the audited consolidated financial statements of Venture Packaging, Inc. for the years ended September 30, 1996 and 1995 included in this Form 8-K/A.

Comparative consolidated financial statements as of August 29, 1996 and for the period from October 1, 1995 to August 29, 1996 have not been presented as these statements were not available.

Venture Packaging, Inc. was purchased by Berry Plastics Corporation in a transaction which was consummated on August 29, 1997.

                            BPC HOLDING CORPORATION
                         PRO FORMA UNAUDITED CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)


The following unaudited pro forma condensed consolidated balance sheet and pro forma condensed consolidated statements of operations (collectively, the "Pro Forma Statements") give effect to the purchase of the outstanding common stock of Venture Packaging, Inc. ("Venture Packaging") and PackerWare Corporation ("PackerWare") by Berry Plastics Corporation ("Berry"). Berry is a wholly owned subsidiary of BPC Holding Corporation ("Holding").

The pro forma information is based on the historical consolidated financial statements of Holding, the historical financial statements of Venture Packaging and the historical financial statements of PackerWare, giving effect to the acquisitions using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma condensed consolidated financial statements. The pro forma condensed balance sheet gives effect to the acquisitions as if they had occurred on June 28, 1997 and the condensed statements of operations give effect to the acquisitions as if they had occurred on December 31, 1995. There are no pro forma condensed balance sheet adjustments as of June 28, 1997 for the acquisition of PackerWare as these adjustments are reflected in Holding's historical balances as of June 28, 1997. There are no pro forma condensed consolidated statement of operations adjustments for the six months ended June 28, 1997 for the acquisition of PackerWare as the operations of PackerWare are included in Holding's historical balances from January 22, 1997 through June 28, 1997. PackerWare's operations from December 29, 1996 through January 21, 1997 (the date of the PackerWare acquisition)have been determined to be immaterial by management.

The Pro Forma Statements do not purport to represent what Holding's consolidated financial position or results of operations would actually have been if such transactions had in fact occurred on such dates or to project Holding's consolidated financial position or results of operations for any future date or period. The pro forma adjustments are based upon available information and upon assumptions that management believes to be reasonable. The Pro Forma Statements and accompanying notes should be read in conjunction with the historical consolidated financial statements and related notes of Holding included within its Annual Report on Form 10-K for the year ended December 28, 1996, with the unaudited historical consolidated financial statements and related notes of Holding included within its periodic reports on Form 10Q for the year ending December 27, 1997, with the audited consolidated financial statements and related notes of Venture Packaging for the years ended September 30, 1996 and 1995 and the unaudited consolidated financial statements as of August 29, 1997 and for the period from October 1, 1996 to August 29, 1997 included in this Form 8-K/A, and with Form 8-K/A filed on April 7, 1997 which provides similar information related to the acquisition of PackerWare.

                            BPC HOLDING CORPORATION
           PRO FORMA UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                            (DOLLARS IN THOUSANDS)

                                                                               JUNE 28, 1997
                                               --------------------------------------------------------------------------------
                                                                         VENTURE
                                                     HOLDING             PACKAGING            PRO FORMA             CONSOLIDATED
                                                    HISTORICAL           HISTORICAL           ADJUSTMENTS           PRO FORMA
                                                ----------------       ---------------       ---------------       -------------
ASSETS                                            (UNAUDITED)           (UNAUDITED)
    Current assets
    Cash and cash equivalents                     $   1,501             $    657               $    -                $   2,158
    Accounts receivable                              30,870                4,986                  (92)      (a)         35,764
    Inventories                                      21,482                9,117                 (848)      (a)         29,751
    Other current assets                              1,554                  581                    -                    2,135
                                                 -----------           ----------            ---------              -----------
      Total current assets                           55,407               15,341                 (940)                  69,808
    Assets held in trust                             24,729                    -                    -                   24,729
    Property and equipment, net                      81,852               19,688                6,280       (b)        107,820
    Intangible assets, net                           24,285                    -               19,321       (b)         45,606
                                                                                                2,000       (c)
    Restricted investments                                -                  806                    -                      806
    Other assets                                      2,100                1,248                 (403)      (a)          3,546
                                                                                                  601       (a)
      Total assets                                 $188,373              $37,083              $26,859                 $252,315
                                                 ===========           ==========            =========              ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities:
    Accounts payable                                $16,229             $  3,413             $      -                $  19,642
    Accrued expenses                                 14,159                1,039                  238       (a)         17,836
                                                                                                2,000       (c)
                                                                                                  400       (c)
    Accrued interest                                  3,336                   65                  (43)      (d)          3,358
    Short-term debt                                       -                7,970               (7,970)      (d)              -
    Current portion of long-term debt                 5,120                1,640                 (970)      (d)          6,978
                                                                                                1,188       (e)
                                                 -----------           ----------            ---------              -----------
      Total current liabilities                      38,844               14,127               (5,157)                  47,814

  Long-term debt:
    Holding 12.50% Senior Secured Notes             105,000                    -                    -                  105,000
    Berry 12.25% Senior Subordinated Notes          100,000                    -                    -                  100,000
    Term loans                                       26,859                4,773               27,112       (e)         53,971
                                                                                               (4,773)      (d)
    Industrial Revenue Bonds                          9,900                6,650                    -                   16,550
    Revolving line of credit                          8,827                    -               10,975       (e)         19,802
    Capital lease obligation                            420                    -                    -                      420
    Debt discount                                      (595)                   -                    -                     (595)
                                                 -----------           ----------            ---------              -----------
     Total long-term debt                           250,411               11,423               33,314                  295,148
    Other liabilities                                 2,163                2,745                2,490       (b)          7,398
                                                 -----------           ----------            ---------              -----------
      Total liabilities                             291,418               28,295               30,647                  350,360

  Stockholders' equity (deficit):
    Common stock and additional paid-in capital      50,639                   33                   (33)     (f)         50,639
    Preferred stock                                  11,362                    -                 5,000      (g)         16,362
    Treasury stock                                      (22)                   -                     -                     (22)
    Warrants                                          3,511                    -                     -                   3,511
    Retained earnings (deficit)                    (168,535)               8,755                (8,755)     (f)       (168,535)
                                                 -----------           ----------            ---------              -----------
      Total stockholders' equity (deficit)         (103,045)               8,788                (3,788)                (98,045)
                                                 -----------           ----------            ---------              -----------
      Total liabilities and stockholders'
        equity (deficit)                           $188,373              $37,083               $26,859                $252,315
                                                 ===========           ==========            ==========             ===========

                            SEE ACCOMPANYING NOTES.

                            BPC HOLDING CORPORATION
                    NOTES TO PRO FORMA UNAUDITED CONDENSED
                          CONSOLIDATED BALANCE SHEET
                            (DOLLARS IN THOUSANDS)

The  historical  balance  sheet presented for Holding is as of June 28, 1997, and the historical balance sheet presented for
Venture Packaging is as of August  29,  1997 (the acquisition date).  The following  adjustments  reflect the acquisition of the common stock of Venture Packaging and the repayment of the outstanding debt of Venture Packaging  on  a  pro forma basis using  proceeds  from Berry's  revolving credit facility.  The pro forma allocations to the assets acquired and  liabilities assumed have been made using estimates by management and may be adjusted to reflect fair values subsequently  established as a  result  of appraisals  by a qualified appraiser.  The  amount  allocated to  cost in  excess of  assets acquired  may  be subsequently adjusted to reflect such appraisals, but any such adjustment is not expected to be material. The cost in excess of net assets  acquired will be amortized by the straight-line method over a period of 15 years.


(a)  Adjustments of certain assets and liabilities purchased:
       Increase of allowance for doubtful accounts                                                 $     (92)
       Increase in inventory reserves                                                                   (848)
       Write-off of deposits                                                                            (403)
       Reserve for income tax audits                                                                    (238)
       Deferred income taxes on adjustments to certain assets and liabilities purchased                  601
                                                                                                   ----------
                                                                                                    $   (980)
                                                                                                   ==========

(b)  Adjustments for assumed fair values of assets and liabilities of Venture Packaging:
       Increase of property and equipment to estimated fair value                                   $  6,280
       Allocation of excess of purchase price over net assets acquired to intangible assets           19,321
       Deferred income taxes on the step-up to estimated fair value of property and equipment         (2,490)
                                                                                                   ----------
                                                                                                    $ 23,111
                                                                                                   ==========
(c)  Other assets and liabilities resulting from purchase:
       Intangible asset for not-to-compete agreement                                                $  2,000
       Accrued liability for not-to-compete agreement                                                 (2,000)
       Accrued transaction costs                                                                        (400)
                                                                                                   ----------
                                                                                                    $   (400)
                                                                                                   ==========
(d)  Repayment of Venture Packaging debt:
       Short-term debt                                                                                $7,970
       Current portion of long-term debt                                                                 970
       Term loans                                                                                      4,773
       Accrued interest                                                                                   43
                                                                                                   ----------
                                                                                                    $ 13,756
                                                                                                   ==========
(e)  Borrowings for payment of purchase price and transaction costs:
       Proceeds from term loans, net of current portion                                             $(27,112)
       Proceeds from revolving line of credit                                                        (10,975)
       Current portion of term loan borrowing                                                         (1,188)
                                                                                                   ----------
                                                                                                    $(39,275)
                                                                                                   ==========

(f)  Elimination of Venture Packaging's stockholders' equity:
       Common stock and additional paid-in capital                                                  $     33
       Retained earnings                                                                               8,755
                                                                                                   ----------
                                                                                                     $ 8,788
                                                                                                   ==========
(g)  Issuance of equity for purchase price:
       Preferred stock                                                                               $(5,000)
                                                                                                   ==========

                            BPC HOLDING CORPORATION
      PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                            (DOLLARS IN THOUSANDS)


                                                                   FISCAL 1996
                               ----------------------------------------------------------------------------------------
                                                     VENTURE
                                HOLDING             PACKAGING            PACKERWARE            PRO FORMA            CONSOLIDATED
                              HISTORICAL           HISTORICAL            HISTORICAL           ADJUSTMENTS             PRO FORMA
                            --------------       --------------        --------------       ---------------        --------------
Net sales                    $  151,058           $    44,416           $   42,818            $   (1,007)    (e)      $  237,285
Cost of goods sold              110,110                38,691               36,521                (1,637)    (a)         181,548
                                                                                                  (1,564)    (f)
                                                                                                    (573)    (h)
                            --------------       --------------        --------------       ---------------        --------------
Gross margin                     40,948                 5,725                6,297                 2,767                  55,737

Operating expenses               23,679                 5,619                4,773                 1,760     (b)
                                                                                                    (166)    (g)
                                                                                                     196     (i)          35,861
                            --------------       --------------        --------------       ---------------        --------------
Income from operations           17,269                   106                1,524                   977                  19,876

Interest expense, net           (20,075)               (1,221)              (1,469)               (2,113)    (c)         (25,744)
                                                                                                    (866)    (j)
Other income (expense)             (302)                   61                  426                     -                     185
                            --------------       --------------        --------------       ---------------        --------------
Income (loss) before
   income taxes                  (3,108)               (1,054)                 481                (2,002)                 (5,683)

Income tax expense (benefit)        239                  (332)                 243                   332     (d)             239
                                                                                                    (243)    (k)
                            --------------       --------------        --------------       ---------------        --------------
Net income (loss)                (3,347)                 (722)                 238                (2,091)                 (5,922)

Preferred stock dividends        (1,116)                    -                    -                     -                  (1,116)

                            --------------       --------------        --------------       ---------------        --------------
Net income (loss)attributable
   to common shareholders     $  (4,463)          $      (722)          $      238             $  (2,091)              $  (7,038)
                            ==============       ==============        ==============       ===============        ==============

                            SEE ACCOMPANYING NOTES.

                            BPC HOLDING CORPORATION
                    NOTES TO PRO FORMA UNAUDITED CONDENSED
                     CONSOLIDATED STATEMENT OF OPERATIONS
                            (DOLLARS IN THOUSANDS)

                         YEAR ENDED DECEMBER 28, 1996


The historical  consolidated  statement  of operations presented for Holding is for its fiscal year ended December 28, 1996, the historical statement of operations presented for Venture Packaging is for the twelve months ended December 31, 1996, and the historical statement of operations presented for PackerWare (acquired January 21, 1997) is for its fiscal year ended
October 31, 1996.

VENTURE PACKAGING ADJUSTMENTS

(a)  Adjustments to cost of goods sold:
       Decrease in resin costs due to volume discounts available to Berry                       $(2,056)
       Increase in depreciation expense due to increase of property and equipment
         to estimated fair value                                                                    419
                                                                                              ----------
       Net reduction in cost of goods sold                                                      $(1,637)
                                                                                              ==========

(b)  Adjustments to operating expenses:
       Increase in amortization due to increase in cost in excess of net assets acquired        $ 1,360
       Increase in amortization due to increase in not-to-compete agreements                        400
                                                                                              ----------
       Net increase in operating expenses                                                       $ 1,760
                                                                                              ==========
(c)  Adjustments to interest expense:
       Elimination of interest expense on debt extinguished                                     $  (989)
       Additional interest incurred on borrowing for Venture acquisition                          3,102
                                                                                              ----------
       Net change in interest expense                                                           $ 2,113
                                                                                              ==========

(d)  Adjustment to income tax expense:
       Elimination of Venture Packaging income tax benefit due to increase in Holding's net operating loss offset  by  a  corresponding  increase in the valuation
         allowance on deferred tax assets                                                       $   332
                                                                                              ==========


PACKERWARE ADJUSTMENTS

Adjustments of net sales, cost of goods sold and operating expenses due to the shut down of PackerWare's Nevada operations:
(e)  Adjustments to net sales:
       Elimination of total net sales of PackerWare's Nevada operations                        $ (4,707)
       Addition of net sales retained due to transfer to other PackerWare location or to
         existing Holding location                                                                3,700
                                                                                              ----------
       Net reduction in net sales                                                              $ (1,007)
                                                                                              ==========
(f)  Adjustments to cost of goods sold:
       Elimination of total cost of goods sold of PackerWare's Nevada operations               $ (4,672)
       Addition of cost of sales related to net sales retained                                    3,108
                                                                                              ----------
       Net reduction in cost of goods sold                                                     $ (1,564)
                                                                                              ==========

(g)  Adjustment to operating expense:
       Elimination of expenses incurred by PackerWare related to the sale of the company        $  (166)
                                                                                              ==========

Other adjustments to cost of goods sold, operating expenses, interest expense and income tax expense are comprised of the following:

(h)  Adjustments to cost of goods sold:
       Decrease in resin costs due to volume discounts available to Berry                      $ (1,000)
       Net increase in depreciation expense due to a change in the remaining
         useful lives of the related assets                                                         427
                                                                                              ----------
       Net reduction in cost of goods sold                                                     $   (573)
                                                                                              ==========

(i)  Adjustments to operating expense:
       Elimination of former employee salaries                                                 $   (241)
       Increase in amortization of cost in excess of net assets acquired                            437
                                                                                              ----------
      Net increase in operating expenses                                                       $    196
                                                                                              ==========
(j)  Adjustments to interest expense:
       Elimination of interest expense on debt extinguished                                    $ (1,485)
       Additional interest incurred on borrowing for the PackerWare acquisition                   2,351
                                                                                              ----------
       Net change in interest expense                                                          $    866
                                                                                              ==========
(k)  Adjustment to income tax expense:
       Elimination of PackerWare income tax expenses due to a decrease in Holding's net  operating  loss  offset  by a corresponding decrease in the valuation
         allowance on deferred tax assets                                                      $   (243)
                                                                                              ==========

                            BPC HOLDING CORPORATION
      PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                            (DOLLARS IN THOUSANDS)

                                                                   SIX MONTHS ENDED JUNE 28, 1997
                               ----------------------------------------------------------------------------------------
                                                        VENTURE
                                   HOLDING              PACKAGING                   PRO FORMA              CONSOLIDATED
                                 HISTORICAL             HISTORICAL                 ADJUSTMENTS              PRO FORMA
                               -------------          -------------               -------------           --------------
Net sales                       $   105,936           $     23,871                 $         -               $  129,807
Cost of goods sold                   82,167                 20,324                      (1,030)      (a)        101,461
                               -------------          -------------               -------------           --------------
Gross margin                         23,769                  3,547                       1,030                   28,346

Operating expenses                   13,786                  3,012                         880       (b)         17,678
                               -------------          -------------               -------------           --------------
Income from operations                9,983                    535                         150                   10,668

Interest expense, net               (14,394)                  (672)                     (1,056)      (c)        (16,122)
Other income (expense)                  (90)                    24                           -                      (66)
                               -------------          -------------               -------------           --------------
Loss before income taxes             (4,501)                  (113)                       (906)                  (5,520)

Income tax expense (benefit)             92                    (24)                         24       (d)             92
                               -------------          -------------               -------------           --------------
Net loss                             (4,593)                   (89)                       (930)                  (5,612)

Preferred stock dividends            (1,048)                     -                           -                   (1,048)

                               -------------          -------------               -------------           --------------
Net loss attributable
   to common shareholders        $   (5,641)            $      (89)                 $     (930)             $    (6,660)
                               =============          =============               =============           ==============

                            SEE ACCOMPANYING NOTES.

                            BPC Holding Corporation
                    Notes to Pro Forma Unaudited Condensed
                     Consolidated Statement of Operations
                            (Dollars in thousands)

                        SIX MONTHS ENDED JUNE 28, 1997


The  historical  consolidated  statement of operations presented for Holding is for its six months ended June 28, 1997 and the historical statement of operations presented for Venture Packaging is for the six months ended June 30, 1997.

(a) Adjustments to cost of goods sold:
      Decrease in resin costs due to volume discounts available to Berry                        $(1,239)
      Increase in depreciation expense due to increase of property and equipment
         to estimated fair value                                                                    209
                                                                                              ----------
      Net reduction in cost of goods sold                                                       $(1,030)
                                                                                              ==========
(b) Adjustments to operating expenses:
      Increase in amortization due to increase in cost in excess of net assets acquired         $   680
      Increase in amortization due to increase in not-to-compete agreements                         200
                                                                                              ----------
      Net increase in operating expenses                                                        $   880
                                                                                              ==========
(c) Adjustments to interest expense:
      Elimination of interest expense on debt extinguished                                      $  (495)
      Additional interest incurred on borrowing for Venture acquisition                           1,551
                                                                                              ----------
      Net change in interest expense                                                            $ 1,056
                                                                                              ==========

(d) Adjustment to income tax expense:
       Elimination  of  income  tax  benefit  due to increase in Holding's net operating loss
       offset by a corresponding increase in the valuation allowance on deferred tax assets     $    24
                                                                                              ==========
